U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 17, 2013

INNOCOM TECHNOLOGY HOLDINGS, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	0-50164	87-0618756
State of Incorporation	Commission File No.	I.R.S. Employer Identification No.

26th Floor, Top Glory Tower, 262 Gloucester Road
Causeway Bay, Hong Kong, PRC	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (852) 3102 - 1602

______________________________________________

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03 Amendments to Articles of Incorporation

Articles of Amendment

On September 17, 2013, the Company filed a Certificate of Amendment to its Articles of Incorporation and increased its capital stock from 50,000,000 common shares to 490,000,000 common shares, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  The majority shareholders approved the increase in capital by majority shareholder consent which became effective on September 12, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Nevada Revised Statutes state that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.    Our majority stockholders took action without an annual meeting  in order to eliminate the costs and management time involved in holding an annual meeting.

(a)

On September 12, 2013, the Company's majority shareholder's written consent in lieu of an annual meeting became effective.  This followed the filing of a Definitive Information Statement which was mailed to all Company shareholders on August 23, 2013.

(b)

Our majority shareholder took the actions set forth below.  The total number of shares consenting were 23,107,430 shares, representing 60.97% of our issued and outstanding voting common stock.

(1)

Authorized the filing of articles of amendment as described in Item 5.03 above.

(2)

Approved, on an advisory basis, the compensation of Innocom's named executive officers, as disclosed in the Executive Compensation section of the Company's annual report, and approved an advisory vote on Say-on-Pay to occur every three (3) years.

(3)

The Company plans to revisit the Say-on-Pay for its executive officer once every three years.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

Exhibits Index

Exhibit No.

Description

3.1

Innocom Technology Holdings, Inc. Certificate of Amendment filed with Nevada Secretary of State on September 17, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOCOM TECHNOLOGY HOLDINGS, INC.

Dated: September 17, 2013

/s/ Eddie Cheung

By: Eddie Cheung

Title: CFO